UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 6, 2005

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

The following is the text of a press release issued by Deere & Company on December 6, 2005

Deere & Company to sell managed care subsidiary

MOLINE, Illinois (December 6, 2005) — Deere & Company today said that it has agreed to sell its wholly-owned managed care subsidiary to UnitedHealthcare of Minneapolis, Minnesota — the second largest health insurer in the United States. Deere said it has signed a definitive agreement to sell John Deere Health Care, Inc. and is projecting to close the sale by April 1, 2006.

“For over 20 years, the employees of John Deere Health Care have done an outstanding job serving their customers, including John Deere employees,” said Robert W. Lane, chairman and chief executive officer of Deere & Company. “Now all can benefit from the advantages provided by a national health care insurer.”

Deere has been in the managed health care business since creating the subsidiary in 1985. John Deere Health Care provides coverage for enrollees in Iowa, Illinois, Virginia and Tennessee.

Richard Bartsh, M.D., president of John Deere Health Care, Inc., said current customers and enrollees of the health plans now administered by Deere can expect more of the same high quality service that has distinguished the company’s health care operations as a regional leader.

“We are committed to providing our customers continuity of service along with delivering future enhancements that will be brought to our markets by UnitedHealthcare,” Bartsh said.  The sale does not impact the benefits provided for Deere employees, retirees, surviving spouses, and dependents.

UnitedHealthcare will purchase John Deere Health Care, Inc. for approximately $500 million in a stock purchase transaction. Deere said it will record a pre-tax gain of approximately $350 million and an after-tax gain of approximately $225 million when the transaction closes. The agreement is subject to certain state and federal regulatory approvals.

As part of the transaction, UnitedHealthcare has agreed to purchase the John Deere Health Care headquarters building in Moline, Illinois and has indicated that the current operations there will become a regional office for UnitedHealthcare.

Deere & Company is the world’s leading manufacturer of agricultural and forestry equipment and a major manufacturer of equipment for construction and for lawn, grounds and turf care. UnitedHealth Group is a diversified health and well-being company dedicated to making health care work better and is headquartered in Minneapolis, Minnesota.

Safe Harbor Statement

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements (including projections regarding the closing of, and amounts related to, the transaction and future services and benefits) are based on current expectations and are subject to uncertainty and changes in circumstances. More detailed information about risks and uncertainties is contained in Deere & Company filings with the Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ JAMES H. BECHT
Secretary

Dated: December 6, 2005